As filed with the Securities and
Exchange Commission on December 19, 1997            Registration No.

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ---------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                             ---------------------

                          SNAKE EYES GOLF CLUBS, INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                                        59-3303066
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)



                                                   Harold E. Hutchins
                                                Snake Eyes Golf Clubs, Inc.
13000 Sawgrass Village Circle, Suite 30  13000 Sawgrass Village Circle, Suite 30
     Ponte Vedra Beach, FL 32082               Ponte Vedra Beach, FL 32082
           (904) 273-8772                            (904) 273-8772

(Address, including zip code and telephone      (Name, address, including
number, including area code of Registrant's     zip code, telephone number,
principal executive offices)                     including area code, of
                                                     Agent for Service)





            SNAKE EYES GOLF CLUBS, INC. 1995 STOCK OPTION PLAN AND
                 SNAKE EYES GOLF CLUBS, INC.1997 STOCK OPTION
                          AND LONG-TERM INCENTIVE PLAN

                           (Full Title of the Plans)

                            ----------------------

                                   Copy to:



                          JONATHAN A. BERNSTEIN, ESQ.
                              BLAKE HORNICK, ESQ.
                        Pryor, Cashman, Sherman & Flynn
                                410 Park Avenue
                           New York, New York 10022
                                (212) 421-4100

                            ----------------------



                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                               Proposed         Proposed
Title of Each Class of                         Maximum          Maximum
Securities to be              Amount to        Offering        Aggregate        Amount of
 Registered                 be Registered  Price Per Share*  Offering Price  Registration Fee
---------------------------------------------------------------------------------------------
Common Stock                2,000,000/1/        $1.70          $3,400,000        $1,003.00
($.001 par value)
=============================================================================================

* Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price per Share represents the average of the bid and asked prices as reported on the NASDAQ SmallCap Market on December 16, 1997.

================================================================================

                          Exhibit Index is on page 13

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1.   PLAN INFORMATION.


          Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.



ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION Not required to be filed with the Commission.

----------


     Pursuant to General Instruction C to Form S-8, included on the immediately following pages is a "reoffer prospectus" for use by certain selling shareholders in connection with the reoffer and resale of restricted securities pursuant to the Company's 1995 Stock Option Plan and 1997 Stock Option and Long-Term Incentive Plan.

PROSPECTUS
----------




                               2,000,000 Shares



                          SNAKE EYES GOLF CLUBS, INC.


                                 Common Stock

                                  -----------



     All of the 2,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), of Snake Eyes Golf Clubs, Inc. and its subsidiaries (the "Company") registered hereby are registered for the account of the shareholders described herein (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of such Common Stock by the Selling Shareholders. The 2,000,000 shares of Common Stock registered hereby are referred to herein as the "Selling Shareholder Shares." All of the Selling Shareholder Shares are grants of restricted stock or are issuable upon the exercise of options granted under either the Company's 1995 Stock Option Plan or the Company's 1997 Stock Option and Long-Term Incentive Plan.

     Shares of Common Stock may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NASDAQ SmallCap Market ("NASDAQ"), or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholder Shares may be sold in one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for the other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The aggregate proceeds to the Selling Shareholders from the sale of the Selling Shareholder Shares will be the purchase price of the Selling Shareholder Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. By agreement, the Company will pay substantially all of the expenses incident to the registration of the Selling Shareholder Shares, except for selling commissions associated with the sale of the Selling Shareholder Shares, all of which will be paid by the Selling Shareholders.

     The Common Stock is listed on NASDAQ under the symbol "SNKE." The closing price of the Common Stock as reported on NASDAQ on December 16, 1997 was $1.75 per share.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES OR COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
               The date of this Prospectus is December 19, 1997.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained herein is correct as of any time subsequent to the date hereof.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. The Common Stock is listed on NASDAQ and trading and other information concerning the Company can be obtained by contacting NASDAQ at (202) 782-8015 or NASDAQ's web site at http://www.nasdaq.com

     The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the securities offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington D.C. upon payment of the fees prescribed by the Commission.

     All documents that are incorporated by reference in this Prospectus but which are not delivered herewith are available without charge (other than exhibits to such documents which are not specifically incorporated by reference herein) upon request from Snake Eyes Golf Clubs, Inc., 13000 Sawgrass Village Circle, Suite 30, Ponte Vedra Beach, FL. 32082 Attention: Secretary (telephone number: (904) 273-8772).


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:



     (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;


     (2) Form 8-K of the Company, dated February 6, 1997;


     (3) Form 8-K of the Company, dated October 1, 1997;


     (4) Form 8-K of the Company, dated October 7, 1997;


     (5) the Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and


     (6) the description of the Company's Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 10SB, dated June 28, 1995, as amended.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents (provided, however, that the information referred to in Item 402(a)(7) of Regulation S-B of the Commission shall not be deemed specifically incorporated by reference herein).

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                  THE COMPANY

     The Company, a Delaware corporation, is the surviving corporation from a merger with Golf-Technology Holding, Inc., an Idaho corporation, and also formerly known as THO2 and Rare Metals Exploration, Inc.

     The Company designs, manufactures, and markets "Snake Eyes" golf clubs. "Snake Eyes" is the Company's registered brand and logo. Snake Eyes(R) golf clubs are tour-quality golf clubs marketed to the premium-priced segment of the golf equipment market. The Company's initial products, the Snake Eyes(R) Sand Wedge, Pitching Wedge, and Lob Wedge, have been praised in a number of international golf publications and are used by a number of PGA Tour players. The Company began distribution of the Snake Eyes(R) Driver in 1996. The Company recently completed the development and began distribution of a full set of ten irons. The Company also licenses the use of the Snake Eyes name to sell an upscale line of golf apparel, bags, sunglasses and umbrellas.


                                USE OF PROCEEDS

     The shares of Common Stock offered hereby are being registered for the account of the Selling Shareholders and, accordingly, the Company will not receive any proceeds from the sale of the Selling Shareholder Shares by the Selling Shareholders.


                        DETERMINATION OF OFFERING PRICE

     The purchase price of the shares will be the market price (plus customary or negotiated brokerage commissions) prevailing at the time of sale in the case of transactions on NASDAQ and negotiated prices related to market prices in private negotiated transactions not consummated through NASDAQ.



                              SELLING SHAREHOLDERS

     The following table identifies each of the selling shareholders and indicates (i) the nature of any position, office or other material relationship that each such selling shareholder has had within the past three years with the Company (or any of its predecessors or affiliates), (ii) the number of shares of Common Stock owned by each selling shareholder prior to the offering, (iii) the number of shares to be offered for the account of such selling shareholder, and
(iv) the number of shares and percentage of outstanding shares to be owned by such selling shareholder after completion of the offering.

                                                                                                              Amount and
                              Positions held                   Common Stock           Common Stock to be      Percentage Stock to
                              with Company                     owned before           offered in              be owned after
   Selling Shareholder        in last 3 years                  the Offering           the Offering/(1)/       the Offering/(2)/
   -------------------        ---------------                  ------------           -----------------       -----------------
   Ernest R. Vadersen         Chairman ofthe Board                985,000                  696,600               985,000
                              and Treasurer


   Harold E. Hutchins         Chief Executive Officer,         0                           472,500            0
                              President, Chief Financial
                              Officer, Chief Operating
                              Officer, Secretary and
                              Director

   Melvin Simon               Director                            135,000                    5,000               135,000

   Jonathan Bernstein         Director                             16,667                    5,000                16,667

   Kevin Moore                Director                              8,334                    5,000                 8,334

   Larry Movsovitz            Director                            240,000                    5,000               240,000

   Doug Tewell                Director                         0                            17,500            0

   John Upton                 Vice President Production        0                            12,000            0

   M. Dan Brown               Vice President, Tour             0                            23,000            0

   Terry Vidal                Vice President, Sales            0                            56,500            0

   L. Joseph Scallan          Consultant                       0                           135,000            0

   Ronald Dick                Corporate Sales                  0                             3,000            0

   Jim Lawrence               Manager, Customer Service        0                             1,500            0

   Don Parker                 Consultant                       0                             1,000            0

   Bill Boutwell              Consultant                       0                             1,000            0

   Phyllis Phillips           Administrative Assistant         0                               200            0

   John Mahaffey              Player Representative            0                            10,000            0

   Lennie Clements            Player Representative            0                             5,000            0

   Bob Dickson                Player Representative            0                            15,000            0

   Leonard Thompson           Player Representative            0                             5,000            0
                                                               ---------                 ---------            ---------
                                       Total                   1,385,001                 1,474,800            1,385,001

/(1)/ Includes 750,000 shares of Common Stock underlying options issued pursuant to the Company's 1995 Stock Option Plan and 653,800 shares of Common Stock underlying options and 71,000 shares of restricted stock issued pursuant to the Company's 1997 Stock Option and Long-Term Incentive Plan.

(2) Assumes all shares registered hereunder will be sold. All selling shareholders, with the exception of Mr. Vadersen, will own less than one percent of the number of outstanding shares of Common Stock on December 18, 1997. Mr. Vadersen will own 17.83% of the outstanding shares of Common Stock on December 16, 1997.

                             PLAN OF DISTRIBUTION

     The Selling Shareholder Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on NASDAQ, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholder Shares may be sold in one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by the broker or deal for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Any broker or dealer to be utilized by a Selling Shareholder will be selected by such Selling Shareholder. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act in connection with the sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Selling Shareholder Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing: (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Selling Shareholder Shares involved, (iii) the price at which such Selling Shareholder Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transactions.

     The Selling Shareholders reserve the sole right to accept and, together with any agent of the Selling Shareholders, to reject in whole or in part any proposed purchase of the Selling Shareholder Shares. The Selling Shareholders will pay any sales commissions or other seller's compensation to such transactions. The Company will not bear any of the expenses of such transactions.

     To the extent required, the amount of the Selling Shareholder Shares to be sold, purchase prices, published offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth by the Company in a prospectus supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement. The Selling Shareholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock may not be simultaneously engaged in market-making activities with respect to such shares of Common Stock for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholders or any such other person. All of the foregoing may affect the marketability of the Common Stock and the brokers and dealers' ability to engage in market-making activities with respect to the Common Stock.

                  DESCRIPTION OF SECURITIES TO BE REGISTERED

     The Company has 25,000,000 shares of its $.001 par value Common Stock authorized. As of December 16, 1997, 5,523,808 shares of Common Stock were outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive pro rata all assets remaining legally available for distribution to stockholders after liquidating distributions to the holders of Series A, Series B and Series C Preferred Stock and any future capital stock are designated as being senior to the Common Stock. The holders of Common Stock have no right to cumulate their votes in the election of directors. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All the outstanding shares of Common Stock are fully paid and non-assessable.

                                 LEGAL MATTERS

     Certain legal matters in connection with this offering, including the validity of the issuance of the shares of Common Stock offered hereby, will be passed upon for the Company by Pryor, Cashman, Sherman & Flynn, New York, New York. The Company has previously issued 25,000 shares of its common stock to the firm in connection with such counsel's representation of the Company. Jonathan A. Bernstein, a director of the Company, is a member of Pryor, Cashman, Sherman & Flynn. Mr. Bernstein owns 16,667 shares of Common Stock, warrants to purchase 4,500 shares of Common Stock and options to purchase 5,000 shares of Common Stock. The Common Stock underlying such options is registered for resale hereunder.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on From 10-KSB of the Company for the year ended December 31, 1996 have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

  No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained herein is correct as of any time subsequent to the date hereof.


                    ---------------------------------------

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Available Information....................................................  2
Incorporation of Certain Documents
  by Reference...........................................................  2
The Company..............................................................  3
Use of Proceeds..........................................................  3
Determination of Offering Price..........................................  3
Selling Shareholders.....................................................  3
Plan of Distribution.....................................................  5
Description of Securities to be
  Registered.............................................................  5
Legal Matters............................................................  7
Experts..................................................................  7


================================================================================

================================================================================



                               2,000,000 Shares






                          SNAKE EYES GOLF CLUBS, INC.



                                 Common Stock



                             --------------------

                                  PROSPECTUS

                             --------------------





                               December 19, 1997






================================================================================

                                    PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents and information heretofore filed (File No. 0-26344) with the Commission by Snake Eyes Golf Clubs, Inc., formerly known as Golf-Technology Holding, Inc. (the "Company") are incorporated by reference in this registration statement:

         (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

         (2)  Form 8-K of the Company, dated February 6, 1997;

         (3)  Form 8-K of the Company, dated October 1, 1997;

         (4)  Form 8-K of the Company, dated October 7, 1997;

         (5) the Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

         (6) the Company's Definitive Proxy Statement filed with the Commission on November 13, 1997;

         (7) the description of the Company's Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 10SB, dated June 28, 1995, as amended.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents (provided, however, that the information referred to in Item 402(a)(7) of Regulation S-B of the Commission shall not be deemed specifically incorporated by reference herein).


Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

The Company has previously issued 25,000 shares of its common stock to its counsel, Pryor, Cashman, Sherman & Flynn, in connection with such counsel's work representing the Company. Jonathan A. Bernstein, a director of the Company, is a member of Pryor, Cashman, Sherman & Flynn. Mr. Bernstein owns 16,667 shares of Common Stock, warrants to purchase 4,500 shares of Common Stock and options to purchase 5,000 shares of Common Stock. The Common Stock underlying such options is registered for resale hereunder.


Item 6.  Indemnification of Directors and Officers

         Under provisions of the Certificate of Incorporation and the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of Delaware.

         Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

         If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

         The Company and its officers and directors are covered by officers and directors liability insurance. The policy coverage is $3,000,000.00, which includes reimbursement for costs and fees. There is a maximum deductible under the policy of $100,000.00 for each claim

         Neither the Certificate of Incorporation nor the By-Laws of the Company contain any provisions which prevent or prohibit the indemnification of the Company's directors or officers. However, in accordance with Delaware law and the broad powers granted its directors and officers, the Company could provide indemnification to its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         4     --   Certificate of Incorporation of the Company
         5     --   Opinion of Pryor, Cashman, Sherman & Flynn
         23.1  --   Consent of KPMG Peat Marwick LLP
         23.2  --   Consent of Pryor, Cashman, Sherman & Flynn (included in
                    Exhibit 5)


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) in the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, SNAKE EYES GOLF CLUBS, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of December 1997.


                               Snake Eyes Golf Clubs, Inc.


                               By: /s/ Harold E. Hutchins
                                  ---------------------------------
                                   Harold E. Hutchins
                                   President, Chief Executive Officer,
                                   Chief Financial Officer, Chief Operating
                                   Officer, Secretary and Director (principal
                                   executive officer, principal financial and
                                      accounting officer)


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


      Signature                                     Title                          Date
      ---------                                     -----                          ----
  /s/ Ernest R. Vadersen          Chairman of the Board, and Treasurer      December 19, 1997
----------------------------
      Ernest R. Vadersen

  /s/ Harold E. Hutchins          President, Chief Executive Officer,       December 19, 1997
----------------------------      Chief Financial Officer, Chief
      Harold E. Hutchins          Operating Officer, Secretary and
                                  Director (principal executive officer,
                                  principal financial and accounting
                                  officer)



  /s/ Jonathan A. Bernstein       Director                                  December 19, 1997
----------------------------
      Jonathan A. Bernstein



----------------------------      Director                                  December 19, 1997
      Kevin S. Moore

  /s/ Larry Movsovitz             Director                                  December 19, 1997
----------------------------
      Larry Movsovitz



----------------------------      Director                                  December 19, 1997
      Melvin Simon


----------------------------      Director                                  December 19, 1997
      Doug Tewell

                                 EXHIBIT INDEX


Exhibit
Number                  Description                                                                     Page No.
--------                -----------                                                                     -------
4              Certificate of Incorporation of the Company.................................................14

5              Opinion of Pryor, Cashman, Sherman & Flynn..................................................38

23.1           Consent of KPMG Peat Marwick LLP............................................................39

23.2           Consent of Pryor, Cashman, Sherman & Flynn..................................................
               (included in Exhibit 5)

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